CLIENT SERVICES CALLOUT SCRIPT

Introduction

HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING FROM FIDELITY INVESTMENTS FOLLOWING UP ON A RECENT PROXY MAILING WE SENT YOU REGARDING THE FIDELITY INSTITUTIONAL MONEY MARKET FUNDS:
RATED MONEY MARKET. I'M ASSISTING FIDELITY WITH THE PROXY VOTE ON AN IMPORTANT PROPOSAL THAT AFFECTS THE FUND AND YOUR INVESTMENT IN IT.
I AM CALLING YOU TO ENCOURAGE YOU TO VOTE YOUR PROXY IF YOU HAVE NOT
YET DONE SO.

HAVE YOU RECEIVED THE RATED MONEY MARKET PROXY MATERIAL? THE PACKAGE WAS DATED MID-OCTOBER. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" envelope with yellow and black bar down the side.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: COULD I PLEASE CONFIRM YOUR ADDRESS FOR THE PURPOSE OF SENDING PROXY MATERIALS TO YOU?

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting on December 16th. Thank the shareholder for his/her time. (End phone call.)

If YES: Q:  HAVE YOU REVIEWED THE MATERIAL?

If NO: PLEASE REVIEW THE MATERIAL AT YOUR EARLIEST CONVENIENCE AND VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED, TO ENSURE THAT YOUR VOTE IS COUNTED AT THE SHAREHOLDER MEETING SCHEDULED ON DECEMBER 16TH. IF YOU WOULD LIKE TO VOTE BY FAX, YOU MAY FAX BOTH SIDES OF YOUR SIGNED PROXY CARD TO 1-888-451-8683.
If YES: DO YOU HAVE ANY QUESTIONS?
If YES: Answer questions using the proxy material and Q&A and then encourage the shareholder to vote.

SCRIPT FOR LEAVING A MESSAGE ON AN ANSWERING MACHINE

HELLO, MR./MS. (SHAREHOLDER). MY NAME IS ___________. I AM CALLING FROM FIDELITY INVESTMENTS FOLLOWING UP ON A RECENT PROXY MAILING WE SENT YOU REGARDING THE FIDELITY INSTITUTIONAL MONEY MARKET FUNDS:
RATED MONEY MARKET. I'M ASSISTING FIDELITY WITH THE PROXY VOTE ON AN IMPORTANT PROPOSAL THAT AFFECTS THE FUND AND YOUR INVESTMENT IN IT.
AS AN OWNER OF RATED MONEY MARKET, YOU SHOULD HAVE RECEIVED PROXY MATERIALS IN THE MAIL. AT YOUR EARLIEST CONVENIENCE, PLEASE SIGN, DATE AND MAIL THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED TO YOU. IF YOU HAVE ANY QUESTIONS ABOUT THE PROPOSALS OR DID NOT RECEIVE ANY PROXY MATERIAL, PLEASE CALL FIDELITY AT 1-800-843-3001. THANK YOU FOR YOUR TIME.

LOG SHEET
                                                Date__________________
                                        Fidelity Rep__________________
Address Correction
Social Security No.
        (record from database; do not ask shareholder)________________ Shareholder Name______________________________________________________
Street Address _______________________________________________________
City________________________State_____________Zip Code________________

Materials to Be Sent     FIMM
Proxy Card Only        ________
Full Proxy Kit         ________
Comments
Notable Shareholder Response__________________________________________
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Other Comments________________________________________________________
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